NEWS RELEASE

FORWARD AIR CORPORATION REPORTS FOURTH QUARTER AND FULL YEAR 2023 RESULTS

Less-than-Truckload Volume Trending Positive

Executing Comprehensive Efforts to Integrate Omni Logistics

Continued Strong Commitment to Delivering Exceptional Service to Customers

GREENEVILLE, Tenn.- (BUSINESS WIRE) - February 28, 2024 - Forward Air Corporation (NASDAQ:FWRD) (the “Company”, “we”, “our”, or “us”) today reported financial results for the three and twelve months ended December 31, 2023 as presented in the tables below on a continuing operations basis (Final Mile is being reported as a discontinued operation).

Michael Hance, Interim Chief Executive Officer said, “Execution of our revenue growth strategies in the fourth quarter led to positive volume trends and improved freight quality metrics. While the softer freight conditions persisted throughout the fourth quarter of 2023, we saw momentum in our less-than-truckload line of business with pounds per day growth of +6% over the same period in the prior year and improvement in our freight quality as our weight per shipment increased +11% over the same period in the prior year. A continuation of the challenging market conditions led to decreased customer demand for our intermodal and truckload brokerage services throughout the fourth quarter. The softer demand for our intermodal and truckload brokerage services, partially offset by the positive trends in the less-than-truckload services, resulted in a 16% decline in revenue over the prior year on a consolidated, continuing operations basis, within the guidance range of a decline of 9% to 19%. Adjusted net income per diluted share on a continuing operations basis was $0.81 for the fourth quarter, above the guidance range of $0.78 to $0.80.”

Mr. Hance continued, “On January 25, 2024, we closed on the acquisition of Omni Logistics, positioning the combined entity to be the premier provider of choice for mission-critical freight transportation to a larger customer base with an expanded footprint. As I have gotten to know our new teammates from Omni Logistics, it is clear to me that Forward and Omni share a common DNA focused on the delivery of excellent customer experience. I am excited about what is ahead for our combined company.

We are taking a thoughtful approach to the integration of the two entities aimed at driving measurable value to our customers, creating opportunities for employees and generating long-term value for shareholders. We began executing our comprehensive integration plan promptly after closing on the acquisition with the first meaningful operational cost synergy realized from folding the Omni Logistics linehaul into the Forward linehaul network. We look forward to keeping shareholders updated on our progress.”

Mr. Hance concluded, “While our customer base has expanded, we remain committed to enabling our freight forwarder customers to continue to grow with us. Volumes from that channel remain strong. Our unwavering pledge is to provide a less-than-truckload service that is the best in the industry for damage-free, intact, on-time shipments, making us the most compelling choice for customers with mission-critical freight needs. For the fourth quarter, we are pleased to share our on-time service performance was 98% and our cargo claims ratio was 0.09%. I would like to thank our employees and independent contractors for their remarkable efforts to consistently provide excellent service to our customers.”

Rebecca J. Garbrick, Chief Financial Officer, said, “In the past we provided revenue and net income per diluted share guidance, with updates as deemed necessary. However, we have decided to temporarily discontinue our practice of giving earnings guidance due to the on-going integration of Omni Logistics, which we began executing on three weeks ago. Forward is dedicated to maintaining transparency and fostering open communications with its shareholders. We plan to regularly reevaluate our approach to guidance and to provide updates on key milestones and achievements.”

Continuing Operations	Three Months Ended
(in thousands, except per share data)	December 31, 2023	December 31, 2022	Change	Percent Change
Operating revenue	$338,428	$403,039	$(64,611)	(16.0)%
Income from operations	$3,000	$56,330	$(53,330)	(94.7)%
Operating margin	0.9%	14.0%	(1,310) bps
Net income	$(14,721)	$39,009	$(53,730)	(137.7)%
Net income per diluted share	$(0.58)	$1.45	$(2.03)	(140.0)%
Cash provided by operating activities	$57,092	$57,445	$(353)	(0.6)%

Non-GAAP Financial Measures: [1]
Adjusted income from operations	$32,619	$58,364	$(25,745)	(44.1)%
Adjusted net income	$20,927	$40,469	$(19,542)	(48.3)%
Adjusted net income per diluted share	$0.81	$1.51	$(0.7)	(46.4)%
Adjusted EBITDA	$50,198	$69,494	$(19,296)	(27.8)%
Free cash flow	$48,913	$43,476	$5,437	12.5%

[1] Reconciliation of these non-GAAP financial measures are provided below the financial tables.

Continuing Operations	Twelve Months Ended
(in thousands, except per share data)	December 31, 2023	December 31, 2022	Change	Percent Change
Operating revenue	$1,370,735	$1,679,634	$(308,899)	(18.4)%
Income from operations	$88,210	$247,591	$(159,381)	(64.4)%
Operating margin	6.4%	14.7%	(830) bps
Net income	$42,803	$179,414	$(136,611)	(76.1)%
Net income per diluted share	$1.64	$6.63	$(4.99)	(75.3)%
Cash provided by operating activities	$199,212	$250,161	$(50,949)	(20.4)%

Non-GAAP Financial Measures: [1]
Adjusted income from operations	$145,700	$249,331	$(103,631)	(41.6)%
Adjusted net income	$102,255	$180,704	$(78,449)	(43.4)%
Adjusted net income per diluted share	$3.92	$6.67	$(2.75)	(41.2)%
Adjusted EBITDA	$203,105	$292,177	$(89,072)	(30.5)%
Free cash flow	$172,228	$213,279	$(41,051)	(19.2)%

[1] Reconciliation of these non-GAAP financial measures are provided below the financial tables.
The Board of Directors approved a strategy to divest the Final Mile business (“Final Mile”) and the sale of Final Mile was completed on December 20, 2023. Accordingly, the results of operations and cash flows for Final Mile have been presented as a discontinued operation and have been excluded from continuing operations in this release for all periods presented. In addition, Final Mile assets and liabilities were reflected as “held for sale” on the Condensed Consolidated Balance Sheets in the press release for the prior period.

In line with the Company’s prudent approach to capital allocation and the focus on reducing leverage, the Board of Directors has made the decision to suspend Forward’s quarterly dividend while the Company continues to execute on de-risking the capital structure. This change will begin with the first quarter of 2024 dividend that would have been paid in March. The Board of Directors and management will continue to monitor progress and will reevaluate the quarterly dividend as leverage targets are achieved.

Review of Financial Results
Forward Air will hold a conference call to discuss fourth quarter 2023 results on Thursday, February 29, 2024 at 9:00 a.m. ET. The Company’s conference call will be available online on the Investor Relations portion of the Company’s website at www.forwardaircorp.com, or by dialing (800) 579-2543, Conference ID: FWRDQ423.

A replay of the conference call will be available on the Investor Relations portion of the Company’s website at www.forwardaircorp.com, which we use as a primary mechanism to communicate with our investors. Investors are urged to monitor the Investors Relations portion of the Company’s website to easily find or navigate to current and pertinent information about us.

About Forward Air Corporation
Forward Air is a leading asset-light provider of transportation services across the United States, Canada and Mexico. We provide expedited less-than-truckload (“LTL”) services, including local pick-up and delivery, shipment consolidation/deconsolidation, warehousing, and customs brokerage by utilizing a comprehensive national network of terminals. In addition, we offer truckload brokerage services, including dedicated fleet services; and intermodal, first-and last-mile, high-value drayage services, both to and from seaports and railheads, dedicated contract and Container Freight Station warehouse and handling services. Forward also operates a full portfolio of multimodal solutions, both domestically and internationally, via Omni Logistics. Omni Logistics is a global provider of air, ocean and ground services for mission-critical freight. We are more than a transportation company. Forward is a single resource for your shipping needs. For more information, visit our website at www.forwardaircorp.com.

Forward Air Corporation
Condensed Consolidated Statements of Comprehensive Income
(Unaudited, in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Operating revenue:
Expedited Freight	$279,070	$294,646	$1,096,958	$1,260,121
Intermodal	59,440	108,446	274,043	419,718
Eliminations and other operations	(82)	(53)	(266)	(205)
Operating revenue	338,428	403,039	1,370,735	1,679,634
Operating expenses:
Purchased transportation	150,351	165,934	586,195	730,412
Salaries, wages and employee benefits	71,583	72,220	287,566	302,759
Operating leases	20,908	22,933	87,413	85,290
Depreciation and amortization	17,579	11,130	57,405	42,552
Insurance and claims	11,145	11,881	50,133	47,478
Fuel expense	5,271	6,557	22,004	26,956
Other operating expenses	58,591	56,054	191,809	196,596
Total operating expenses	335,428	346,709	1,282,525	1,432,043
Income (loss) from continuing operations
Expedited Freight	26,745	38,792	116,040	192,583
Intermodal	5,068	13,869	25,327	56,874
Other operations	(28,813)	3,669	(53,157)	(1,866)
Income from continuing operations	3,000	56,330	88,210	247,591
Other expense:
Interest expense	(23,976)	(1,617)	(31,571)	(5,138)
Other, net	—	—	—	—
Total other expense	(23,976)	(1,617)	(31,571)	(5,138)
(Loss) Income before income taxes	(20,976)	54,713	56,639	242,453
Income tax expense	(6,255)	15,704	13,836	63,039
Net (loss) income from continuing operations	(14,721)	39,009	42,803	179,414
Income from discontinued operation, net of tax	116,465	3,933	124,548	13,777
Net income and comprehensive income	$101,744	$42,942	$167,351	$193,191

Net income per share:
Basic net (loss) income per share:
Continuing operations	$(0.58)	$1.46	$1.64	$6.66
Discontinued operation	4.51	0.15	4.78	0.51
Net income per basic share[1]	$3.94	$1.61	$6.42	$7.17
Diluted net (loss) income per share:
Continuing operations	$(0.58)	$1.45	$1.64	$6.63
Discontinued operation	4.51	0.15	4.77	0.51
Net income per diluted share[1]	$3.93	$1.60	$6.40	$7.14

Dividends per share:	$0.24	$0.24	$0.96	$0.96
1 Rounding may impact summation of amounts.

Expedited Freight Segment Information
(In thousands)
(Unaudited)

	Three Months Ended
	December 31, 2023	Percent of Revenue	December 31, 2022	Percent of Revenue	Change	Percent Change
Operating revenue:
Network [1]	$217,279	77.9%	$221,763	75.3%	$(4,484)	(2.0)%
Truckload	38,538	13.8	50,320	17.1	(11,782)	(23.4)
Other	23,253	8.3	22,563	7.7	690	3.1
Total operating revenue	279,070	100.0	294,646	100.0	(15,576)	(5.3)

Operating expenses:
Purchased transportation	132,359	47.4	140,772	47.8	(8,413)	(6.0)
Salaries, wages and employee benefits	56,291	20.2	57,272	19.4	(981)	(1.7)
Operating leases	15,396	5.5	14,596	5.0	800	5.5
Depreciation and amortization	12,328	4.4	7,192	2.4	5,136	71.4
Insurance and claims	9,438	3.4	9,326	3.2	112	1.2
Fuel expense	2,906	1.0	2,762	0.9	144	5.2
Other operating expenses	23,607	8.5	23,934	8.1	(327)	(1.4)
Total operating expenses	252,325	90.4	255,854	86.8	(3,529)	(1.4)
Income from operations	$26,745	9.6%	$38,792	13.2%	$(12,047)	(31.1)%

[1] Network revenue is comprised of all revenue, including linehaul, pickup and/or delivery, and fuel surcharge revenue, excluding accessorial and Truckload revenue.

Expedited Freight Operating Statistics

	Three Months Ended
	December 31, 2023	December 31, 2022	Percent Change

Business days	63	63	—%

Tonnage [1,2]
Total pounds	689,621	648,012	6.4
Pounds per day	10,946	10,286	6.4

Shipments [1,2]
Total shipments	846	885	(4.4)
Shipments per day	13.4	14.0	(4.3)

Weight per shipment	815	732	11.3

Revenue per hundredweight [3]	$31.52	$34.68	(9.1)
Revenue per hundredweight, ex fuel [3]	$23.99	$26.07	(8.0)

Revenue per shipment [3]	$256.90	$253.83	1.2
Revenue per shipment, ex fuel [3]	$195.52	$190.84	2.5

1 In thousands.
[2] Excludes accessorial and Truckload products.
[3] Includes intercompany revenue between the Network and Truckload revenue streams.

Intermodal Segment Information
(In thousands)
(Unaudited)

	Three Months Ended
	December 31, 2023	Percent of Revenue	December 31, 2022	Percent of Revenue	Change	Percent Change
Operating revenue	$59,440	100.0%	$108,446	100.0%	$(49,006)	(45.2)%

Operating expenses:
Purchased transportation	18,073	30.4	25,215	23.3	(7,142)	(28.3)
Salaries, wages and employee benefits	15,243	25.6	18,695	17.2	(3,452)	(18.5)
Operating leases	5,512	9.3	8,337	7.7	(2,825)	(33.9)
Depreciation and amortization	5,251	8.8	3,938	3.6	1,313	33.3
Insurance and claims	2,398	4.0	2,448	2.3	(50)	(2.0)
Fuel expense	2,365	4.0	3,795	3.5	(1,430)	(37.7)
Other operating expenses	5,530	9.3	32,149	29.6	(26,619)	(82.8)
Total operating expenses	54,372	91.5	94,577	87.2	(40,205)	(42.5)
Income from operations	$5,068	8.5%	$13,869	12.8%	$(8,801)	(63.5)%

Intermodal Operating Statistics

	Three Months Ended
	December 31, 2023	December 31, 2022	Percent Change

Drayage shipments	65,776	74,532	(11.7)%
Drayage revenue per shipment	$821	$1,369	(40.0)%

Forward Air Corporation
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)
	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$121,969	$45,822
Restricted cash equivalents	39,604	—
Accounts receivable, net	153,267	188,229
Other receivables, net	5,408	—
Other current assets	26,780	35,322
Current assets held for sale	—	34,942
Total current assets	347,028	304,315

Noncurrent restricted cash equivalents	1,790,500	—
Property and equipment, net	258,096	246,329
Operating lease right-of-use assets	111,552	131,097
Goodwill	278,706	257,987
Other acquired intangibles, net	134,789	115,582
Other assets	58,862	51,739
Noncurrent assets held for sale	—	101,027
Total assets	$2,979,533	$1,208,076

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$45,430	$50,094
Accrued expenses	62,948	49,918
Other current liabilities	71,727	3,944
Current portion of debt and finance lease obligations	12,645	9,315
Current portion of operating lease liabilities	44,344	42,266
Current liabilities held for sale	—	13,861
Total current liabilities	237,094	169,398

Finance lease obligations, less current portion	26,736	15,711
Long-term debt, less current portion and debt issuance costs	—	106,588
Long-term debt held in escrow	1,790,500	—
Operating lease liabilities, less current portion	71,598	92,903
Other long-term liabilities	47,144	59,044
Deferred income taxes	42,200	51,093
Noncurrent liabilities held for sale	—	6,095

Shareholders’ equity:
Preferred stock	—	—
Common stock	257	265
Additional paid-in capital	283,684	270,855
Retained earnings	480,320	436,124
Total shareholders’ equity	764,261	707,244
Total liabilities and shareholders’ equity	$2,979,533	$1,208,076

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Three Months Ended
	December 31, 2023	December 31, 2022
Operating activities:
Net (loss) income from continuing operations	$(14,721)	$39,009
Adjustments to reconcile net income of continuing operations to net cash provided by operating activities of continuing operations:
Depreciation and amortization	17,579	11,130
Change in fair value of earn-out liability	—	—
Share-based compensation expense	2,938	2,417
Provision for revenue adjustments	1,065	1,888
Deferred income tax expense	(11,092)	5,724
Other	(135)	(1,019)
Changes in operating assets and liabilities, net of effects from the purchase of acquired companies:
Accounts receivable	9,588	26,077
Other receivables	(5,408)	—
Other current and noncurrent assets	27,061	(19,700)
Accounts payable, accrued expenses and other long-term liabilities	30,217	(8,081)
Net cash provided by operating activities of continuing operations	57,092	57,445

Investing activities:
Proceeds from sale of property and equipment	466	949
Purchases of property and equipment	(8,645)	(14,918)
Purchase of businesses, net of cash acquired	—	(25,672)
Net cash used in investing activities of continuing operations	(8,179)	(39,641)

Financing activities:
Proceeds from credit facility	25,000	—
Payments on credit facility	(147,375)	(375)
Proceeds from long-term debt held in escrow	1,790,500	—
Repayments of finance lease obligations	(2,660)	(1,876)
Payment of debt issuance costs	—	—
Proceeds from issuance of common stock upon stock option exercises	—	—
Payments of dividends to shareholders	(6,197)	(6,404)
Repurchases and retirement of common stock	—	(14,997)
Proceeds from common stock issued under employee stock purchase plan	379	409
Payment of minimum tax withholdings on share-based awards	(25)	(37)
Contributions from subsidiary held for sale	224,695	4,452
Net cash provided by (used in) financing activities of continuing operations	1,884,317	(18,828)
Net increase (decrease) in cash of continuing operations	1,933,230	(1,024)

Cash from discontinued operation:
Net cash (used in) provided by operating activities of discontinued operation	(35,135)	4,831
Net cash provided by (used in) investing activities of discontinued operation	259,863	(410)
Net cash (used in) provided by financing activities of discontinued operation	(224,728)	(4,421)
Net increase (decrease) in cash and cash equivalents	1,933,230	(1,024)
Cash, cash equivalents, and restricted cash at beginning of period of continuing operations	18,843	46,846
Cash at beginning of period of discontinued operations	—	—
Net increase (decrease) in cash, cash equivalents, and restricted cash	1,933,230	(1,024)
Less: cash at end of period of discontinued operation	—	—
Cash, cash equivalents, and restricted cash at end of period of continuing operations	$1,952,073	$45,822

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Year Ended
	December 31, 2023	December 31, 2022
Operating activities:
Net income from continuing operations	$42,803	$179,414
Adjustments to reconcile net income of continuing operations to net cash provided by operating activities of continuing operations:
Depreciation and amortization	57,405	42,552
Change in fair value of earn-out liability	—	(294)
Share-based compensation expense	11,508	10,670
Provision for revenue adjustments	5,091	6,426
Deferred income tax expense	(8,893)	7,686
Other	(1,180)	(1,279)
Changes in operating assets and liabilities, net of effects from the purchase of acquired companies:
Accounts receivable	30,555	(2,588)
Other receivables	(5,408)	8,097
Other current and noncurrent assets	30,670	(13,289)
Accounts payable, accrued expenses and other long-term liabilities	36,661	12,766
Net cash provided by operating activities of continuing operations	199,212	250,161

Investing activities:
Proceeds from sale of property and equipment	3,741	2,372
Purchases of property and equipment	(30,725)	(39,254)
Purchase of businesses, net of cash acquired	(56,703)	(66,105)
Net cash used in investing activities of continuing operations	(83,687)	(102,987)

Financing activities:
Proceeds from credit facility	70,000	—
Payments on credit facility	(178,500)	(49,000)
Proceeds from long-term debt held in escrow	1,790,500	—
Repayments of finance lease obligations	(9,500)	(6,108)
Payment of debt issuance costs	—	—
Proceeds from issuance of common stock upon stock option exercises	—	206
Payment of earn-out liability	—	(91)
Payments of dividends to shareholders	(24,995)	(25,865)
Repurchases and retirement of common stock	(93,811)	(62,771)
Proceeds from common stock issued under employee stock purchase plan	800	783
Payment of minimum tax withholdings on share-based awards	(4,340)	(3,330)
Contributions from subsidiary held for sale	240,572	7,508
Net cash provided by (used in) financing activities of continuing operations	1,790,726	(138,668)
Net increase in cash and cash equivalents of continuing operations	1,906,251	8,506

Cash from discontinued operation:
Net cash (used in) provided by operating activities of discontinued operations	(17,824)	8,929
Net cash provided by (used in) investing activities of discontinued operation	258,525	(1,475)
Net cash used in financing activities of discontinued operation	(240,701)	(7,454)
Net increase in cash and cash equivalents	1,906,251	8,506
Cash, cash equivalents, and restricted cash at beginning of period of continuing operations	45,822	37,316
Cash at beginning of period of discontinued operations	—	—
Net increase (decrease) in cash, cash equivalents, and restricted cash	1,906,251	8,506
Less: cash at end of period of discontinued operations	—	—
Cash, cash equivalents, and restricted cash at end of period of continuing operations	$1,952,073	$45,822

Forward Air Corporation Reconciliation of Non-GAAP Financial Measures

In this press release, the Company uses non-GAAP financial measures that are derived on the basis of methodologies other than in accordance with GAAP. The Company believes that meaningful analysis of its financial performance requires an understanding of the factors underlying that performance, including an understanding of items that are non-operational. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions as well as evaluating the Company’s performance.

For the three and twelve months ended December 31, 2023 and 2022, this press release contains the following non-GAAP financial measures: earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, free cash flow, adjusted income from continuing operations, adjusted net income, and adjusted net income per diluted share. All non-GAAP financial measures are presented on a continuing operations basis.

The Company believes that EBITDA improves comparability from period to period by removing the impact of its capital structure (interest and financing expenses), asset base (depreciation and amortization) and tax impacts. The Company believes that free cash flow is an important measure of its ability to repay maturing debt or fund other uses of capital that it believes will enhance shareholder value. The Company believes providing adjusted EBITDA, adjusted income from operations, adjusted net income and adjusted net income per diluted share allows investors to compare Company performance consistently over various periods without regard to the impact of unusual, nonrecurring or nonoperational items.

Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s financial results prepared in accordance with GAAP. Non-GAAP financial information does not represent a comprehensive basis of accounting. As required by the Securities and Exchange Act of 1933 and the rules and regulations promulgated thereunder, the Company has included, for the periods indicated, a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure.

The following is a reconciliation of net income to adjusted EBITDA for the three and twelve months ended December 31, 2023 and 2022 (in thousands):

	Three Months Ended		Twelve Months Ended
Continuing Operations	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net income	$(14,721)	$39,009	$42,803	$179,414
Interest expense	23,976	1,617	31,571	5,138
Income tax expense	(6,255)	15,704	13,836	63,039
Depreciation and amortization	17,579	11,130	57,405	42,552
Reported EBITDA	20,579	67,460	145,615	290,143
Vehicle liability reserve	—	1,500	—	1,500
Due diligence, integration and transaction costs	29,619	534	57,490	534
Adjusted EBITDA	$50,198	$69,494	$203,105	$292,177

The following is a reconciliation of net cash provided by operating activities to free cash flow for the three and twelve months ended December 31, 2023 and 2022 (in thousands):

	Three Months Ended		Twelve Months Ended
Continuing Operations	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net cash provided by operating activities	$57,092	$57,445	$199,212	$250,161
Proceeds from sale of property and equipment	466	949	3,741	2,372
Purchases of property and equipment	(8,645)	(14,918)	(30,725)	(39,254)
Free cash flow	$48,913	$43,476	$172,228	$213,279

The following is a reconciliation of reported income from operations, net income, and net income per diluted share to adjusted income from operations, net income, and net income per diluted share for the three and twelve months ended December 31, 2023 and 2022 (in thousands, except net income per diluted share):

	Three Months Ended December 31, 2023			Three Months Ended December 31, 2022
Continuing Operations	Income From Operations	Net Income[1]	Net Income Per Diluted Share[1]	Income From Operations	Net Income[2]	Net Income Per Diluted Share[2]
As Reported	$3,000	$(14,721)	$(0.58)	$56,330	$39,009	$1.45
Due diligence, integration and transaction costs	29,619	20,786	0.81	534	383	0.01
Interest expense	—	14,862	0.58	—	—	—
Vehicle liability reserve	—	—	—	1,500	1,077	0.04
As Adjusted	$32,619	$20,927	$0.81	$58,364	$40,469	$1.51

[1] Net income and net income per diluted share amounts are based on the after-tax effect of each item. The income tax effect is calculated by applying the effective tax rate to the pre-tax amount. The total tax effect of the above item is $15,149.

[2] Net income and net income per diluted share amounts are based on the after-tax effect of each item. The income tax effect is calculated by applying the effective tax rate to the pre-tax amount. The total tax effect of the above item is $574.

	Twelve Months Ended December 31, 2023			Twelve Months Ended December 31, 2022
Continuing Operations	Income From Operations	Net Income[1]	Net Income Per Diluted Share[1]	Income From Operations	Net Income[2]	Net Income Per Diluted Share[2]
As Reported	$88,210	$42,803	$1.64	$247,591	$179,414	$6.63
Due diligence, integration and transaction costs	57,490	43,447	1.67	534	396	0.01
Interest expense	—	16,005	0.62	—	—	—
Vehicle liability reserve	—	—	—	1,500	1,112	0.04
Change in the fair value of the earn-out liability	—	—	—	(294)	(218)	(0.01)
As Adjusted	$145,700	$102,255	$3.92	$249,331	$180,704	$6.67

[1] Net income and net income per diluted share amounts are based on the after-tax effect of each item. The income tax effect is calculated by applying the effective tax rate to the pre-tax amount. The total tax effect of the above item is $19,217.

[2] Net income and net income per diluted share amounts are based on the after-tax effect of each item. The income tax effect is calculated by applying the effective tax rate to the pre-tax amount. The total tax effect of the above item is $451.

Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements included in this press release relate to expectations regarding customer demand for the Company’s services as well as the performance of the Company’s LTL services; the Company's ongoing commitment to provide excellent service to its customers; ability to achieve the intended benefits of the acquisition of Omni Logistics, including any revenue and cost synergies; expectations regarding the Company's ability to execute on its plan to integrate Omni Logistics in order to generate long-term value for shareholders; expectations regarding the Company's ability to grow its customer base, including the expected volumes from freight forwarder customers; the future expected use of earnings guidance; expectations regarding the Company's revenue growth strategies, including with respect to capital allocation and leverage; and the future declaration of dividends.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, the Company's ability to achieve the expected strategic, financial and other benefits of the acquisition of Omni Logistics, including the realization of expected synergies and the achievement of deleveraging targets within the expected timeframes or at all, the risk that the businesses will not be integrated successfully or that integration may be more difficult, time-consuming or costly than expected, the risk that operating costs, customer loss, management and employee retention and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) as a result of the acquisition of Omni Logistics may be greater than expected continued weakening of the freight environment, future debt and financing levels, our ability to deleverage, including, without limitation, through capital allocation or divestitures of non-core businesses, our ability to secure terminal facilities in desirable locations at reasonable rates, more limited liquidity than expected which limits our ability to make key investments, the creditworthiness of our customers and their ability to pay for services rendered, our inability to maintain our historical growth rate because of a decreased volume of freight or decreased average revenue per pound of freight moving through our network, the availability and compensation of qualified Leased Capacity Providers and freight handlers as well as contracted, third-party carriers needed to serve our customers’ transportation needs, our inability to manage our information systems and inability of our information systems to handle an increased volume of freight moving through our network, the occurrence of cybersecurity risks and events, market acceptance of our service offerings, claims for property damage, personal injuries or workers’ compensation, enforcement of and changes in governmental regulations, environmental, tax, insurance and accounting matters, the handling of hazardous materials, changes in fuel prices, loss of a major customer, increasing competition, and pricing pressure, our dependence on our senior management team and the potential effects of changes in employee status, seasonal trends, the occurrence of certain weather events, restrictions in our charter and bylaws and the risks described in our Annual Report on Form 10-K for the year ended December 31, 2022, and as may be identified in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

We caution readers that any forward-looking statement made by us in this press release is based only on information currently available to us and they should not place undue reliance on these forward-looking statements, which reflect management's opinion as of the date on which it is made. We undertake no obligation to publicly update any forward- looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise unless required by law.

SOURCE: Forward Air Corporation
Forward Air Corporation
Justin Moss, 404-362-8933
jmoss@forwardair.com